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EXHIBIT F

                              JONES & BLOUCH L.L.P.
                                 SUITE 410 WEST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 20007-0805


JORDEN BURT BERENSON & JOHNSON LLP                      TELEPHONE (202) 223-3500
       AFFILIATED COUNSEL                              TELECOPIER (202) 223-4593



                                January 28, 2000



Northstar Life Insurance Company
University Corporate Centre at Amherst
100 Corporate Parkway
Amherst, New York  14226


Dear Sirs:

         We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the registration statement on Form S-6 of Northstar Life Variable Universal Life Account, to be filed with the Securities and Exchange Commission.


                                                  Very truly yours,



                                                  Jones & Blouch L.L.P.